CENTURY ALUMINUM COMPANY
AMENDED AND RESTATED
SUPPLEMENTAL RETIREMENT
INCOME BENEFIT PLAN

CENTURY ALUMINUM COMPANY
AMENDED AND RESTATED
SUPPLEMENTAL RETIREMENT
INCOME BENEFIT PLAN

1.           Purpose.  The purpose of the Century Aluminum Company Amended and Restated Supplemental Retirement Income Benefit Plan (the “Plan”) is:

(a)           To provide an annual retirement benefit for life to certain executives of Century Aluminum Company and its affiliates (collectively, the “Company”), equal to any annual benefit which would have accrued to the executive under the Company’s tax qualified defined benefit pension plan covering salaried employees (the “Pension Plan”) if the annual benefit and compensation limits imposed by applicable tax law were not applicable and if the calculation of “Final Average Monthly Compensation” under the Pension Plan was modified in certain respects; and

(b)           To provide enhanced supplemental retirement income benefits for life to certain executives of the Company whose projected annual retirement income for life starting at their target retirement age, as determined by the Compensation Committee of the Board of Directors of the Company (“Compensation Committee”), (“Target Retirement Age”) under the Pension Plan as supplemented by any benefit described in paragraph (a) above (“Nonenhanced Pension Plan Income”) is estimated to be less than a specified percentage (between 40% and 60%) of the executive’s projected average annual pay (base pay plus annual cash bonus) during his final year of service (“TargetedRetirement Income”) due to the executive’s age and potential years of service at Target Retirement Age.

2.           Effective Date.  The Plan shall be effective as of January 1, 2001 (“Effective Date”).

3.           Type of Plan.  The Plan is intended to be an unfunded plan of deferred compensation for a select group of management or highly compensated employees.  As such, the Plan is a nonqualified plan for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) only to the limited extent required by law.

4.           Eligibility.  Any executive of the Company who is designated in writing as a “Participant” in the Plan by the Compensation Committee shall be eligible for benefits under the Plan.

5.           Amount of Supplemental Retirement Income Benefit

(a)           Unlimited Pension Benefit (UPB).  An annual retirement benefit for life  shall be payable under the Plan to a Participant equal to the additional annual benefit which would have accrued to the Participant under the Pension Plan if certain annual benefit and compensation limitations imposed by applicable law were disregarded and if the calculation of “Final Average Monthly Compensation” under the Pension Plan was modified as described in subparagraph (iii) below (the “unlimited pension benefit” or “UPB”), the amount of which shall be determined as follows:

           (i)           The limitation on annual benefits under the Pension Plan with respect to such Participant under Section 415 of the Code shall be disregarded;

           (ii)           The dollar limitation of Section 401(a)(17) of the Code on the amount of annual compensation that may be taken into account under the Pension Plan shall be disregarded;

           (iii)           “Final Average Monthly Compensation” under the Pension Plan shall be calculated by reference to “Compensation” in any three calendar years (out of the last ten calendar years of employment) which produces the highest monthly average; and

           (iv)           The annual amount payable to the Participant under the Pension Plan (after the limitations described in subparagraphs (i) and (ii) above and before the modification described in subparagraph (iii) above) shall be credited against and shall reduce the UPB payable under the Plan.

 (b)           Enhanced Retirement Benefit (“ERB”).  At the time an executive is designated as a Participant, the Compensation Committee shall, if applicable, also specify in writing the percentage to be used by the Company to estimate the Participant’s Targeted Retirement Income and, using the percentage specified with respect to the Participant, the Company shall estimate the excess of (A) over (B) based on the Participant’s current annual base pay plus his most recent cash bonus, assuming 5% annual increases in such pay until Target Retirement Age, where:

(A) is the Participant’s Targeted Retirement Income at Target Retirement Age; and

(B) is the Participant’s Nonenhanced Pension Plan Income at Target Retirement Age.

The estimated excess of (A) over (B) shall constitute the amount of the annual enhanced retirement income benefit payable under the Plan to the Participant for life if the Participant retires from the Company’s employment on or after his Target Retirement Age (“enhanced retirement benefit” or “ERB”).  Notwithstanding the immediately preceding sentence, the Participant’s ERB shall be adjusted as follows:

(i)           Increased to the extent the Participant’s ERB would be higher if his Targeted Retirement Income had been based on actual pay (base pay and cash bonuses) during any three calendar years out of his last ten calendar year of employment with the Company that produces the highest average annual pay; and

(ii)           Reduced to the extent the Participant’s Supplemental Benefit Accrual under Appendix A to the Pension Plan payable annually in excess of the annual amount that would otherwise have been payable to the Participant under the Pension Plan exceeds the Participant’s UPB.  The Participant’s ERB shall be communicated in writing by the Company to the Participant.

6.           Vesting.  A Participant’s UPB shall be “Vested” to the full extent such Participant is vested in the Pension Plan.  A Participant's ERB shall vest prorata upon his or her completing the requisite years of service.  “Requisite Years of Service” will be five years as a Participant in the Plan, unless otherwise determined by the Committee.  If a Participant’s employment with the Company terminates by reason of death, disability or a change in control as defined in Appendix A to the Plan (a “Change in Control”), or after he has completed the Requisite Years of Service for the Company, the Participant’s ERB shall be fully Vested.  If a Participant’s employment with the Company terminates for reasons other than death, disability or a Change in Control and before he has completed the Requisite Years of Service for the Company, the Participant’s ERB shall be reduced by prorata for each year of such service less than the Requisite Years of Service, and such reduced ERB shall be his Vested ERB.

7.           Time and Form of UPB Payment.  A Participant’s UPB shall be paid at the same time and in the same manner as the Participant’s Pension Plan benefits, less applicable tax withholdings.  Effective for UPB benefits that have not been made or commenced before January 1, 2009, a Participant’s UPB shall commence as of the first day of the next calendar month following the later of (a) the Participant’s termination of employment, or (b) the Participant’s attainment of age 62, without regard to the date that benefits commence under the Pension.  For purposes of calculating the amount of the Participant’s UPB, the annual amount payable to the Participant under the Pension Plan shall be assumed to be the annual benefit payable at age 62 or, if later, termination of employment, in the same form as the UPB is payable, without regard to the actual time or form of payment of benefits under the Pension Plan.  If the Participant is married when the UPB commences, then the UPB shall be paid to the Participant in the form of a 50% joint and survivor annuity with the Participant’s spouse as the joint annuitant.  If the Participant is unmarried when the UPB commences, then the UPB shall be paid to the Participant in the form of a single life annuity.  If the Participant is married and dies prior to the date that his or her UPB benefit commences, then the UPB shall be paid to the Participant's spouse as of the first day of the next calendar month following the Participant's death, or if later, the date the Participant would have attained age 62. The UPB benefit payable to the Participant's spouse upon death prior to commencement shall be an amount equal to 50% of the benefit that would have been payable to the Participant in the form of a 50% joint and survivor annuity at age 62, or date of death, if later.  Before any annuity payment has been made, a Participant may elect to change the form of payment of his or her benefit to a single life annuity, a 10-year certain and life annuity, or 75% joint and survivor annuity with the Participant’s spouse as the joint annuitant, provided that the annuities are actuarially equivalent applying reasonable actuarial assumptions, and that the change complies with the requirements of Section 409A of the Code and such procedures as the Compensation Committee may promulgate from time to time.  The payment of the UPB shall be subject to applicable tax withholding.

8.           Time and Form of Vested ERB Payment.  A Participant’s Vested ERB is payable after he terminates employment with the Company.  Any Vested ERB payable to the Participant shall be paid in cash, less applicable tax withholdings, in monthly installments starting at the time described below and ending with the month in which he dies.  Vested ERB payments shall start at the same time as the Participant’s Nonenhanced Pension Plan Income or, if he is not entitled to any Nonenhanced Pension Plan Income, the month following the month he terminated employment with the Company.  Effective for Vested ERB benefits that have not been made or commenced before January 1, 2009, a Participant’s Vested ERB shall commence as of the first day of the next calendar month following the later of (a) the Participant’s termination of employment, or (b) the Participant’s attainment of age 62, without regard to the date that benefits commence under the Pension Plan.  For purposes of calculating the amount of the Participant’s Vested ERB, the reduction applied under Section 5(b)(ii) shall be calculated assuming the Pension Plan benefit and UPB are payable in the same form as the ERB is payable (that is, a 50% joint and survivor annuity if the Participant is married and a single life annuity if the Participant is not married), and at age 62 or, if later, upon termination of employment, without regard to the actual time or form of payment of benefits under the Pension Plan or the UPB.

8A.  Section 409A.   The provisions of this Section 8A apply to all benefits payable to a Participant under the Plan, except for an amount equal to the present value of the amount to which the Participant would have been entitled under the Plan if the Participant had voluntarily terminated services without cause on December 31, 2004, and received a payment of the benefits available from the Plan on the earliest possible date allowed under the Plan to receive a payment of benefits following the termination of services, and received the benefits in the form with the maximum value.

The Plan is intended to comply, in form and operation, with Section 409A of the Code, and its provisions shall be interpreted in a manner that is consistent therewith.  Notwithstanding any other provision of the Plan to the contrary:

(a)  Payments otherwise required to be made or commence upon the termination of employment of a Participant who is a “specified employee” (within the meaning of Section 409A of the Code and applicable regulations thereunder, as determined by the Compensation Committee) at the time of such termination shall be delayed until the earlier of (i) the first business day which is at least six months and one day following the date of such termination of employment, or (ii) the death of the Participant (the “Delayed Payment Date”), with any such payments that are required to be delayed being accumulated and paid in a lump sum on the Delayed Payment Date and subsequent payments, if any, being made in accordance with the dates and terms set forth herein; provided that the Compensation Committee determines that such delayed payment is required in order to avoid a violation of Section 409A of the Code; [and provided, further, that any such delayed payments shall bear interest at an annual rate, compounded monthly, equal to the prime rate as set forth in the Eastern edition of the Wall Street Journal on the date of termination, from the date of termination to the date of payment];

(b)  References in the Plan to “termination of employment” shall mean a “separation from service” which qualifies as a permitted payment event for purposes of Section 409A of the Code; and

(c)  No distributions will be made under the Plan earlier or later than permitted under the requirements of Code Section 409A.

9.           Surviving Spouse ERB Benefit.  If a Participant dies after payment of his Vested ERB has begun, the Participant’s surviving spouse, if any, shall be paid in cash, less any applicable tax withholdings, 50% of the monthly installment payments of the Participant’s Vested ERB for the surviving spouse’s remaining lifetime, starting with the month following the month in which the Participant’s died and ending with the month in which the surviving spouse dies.  If a Participant dies before payment of his Vested ERB has begun, the deceased Participant shall be vested in his ERB to the extent determined by his or her employment agreement or, if there is no employment agreement, as determined by the Committee, and such Participant’s surviving spouse, if any, shall be paid in cash, less any applicable tax withholdings, 50% of the monthly installment payment of the Participant’s Vested ERB for the surviving spouse’s remaining lifetime, starting with the month following the month in which the Participant died and ending with the month in which the surviving spouse dies.

10.           Source of Benefit Payments.  The benefits under the Plan shall constitute an unsecured contractual obligation of the Company to make benefit payments in the future and, except as provided below, shall be paid from the general assets of the Company; provided, however, that any life insurance contracts in which the Company invests to help the Company meet its obligations under the Plan shall be held in a trust for which a bank serves as trustee (the “Trust”), provided that the Trust shall be subject to the following terms and conditions:

(a)           The Trust shall be an irrevocable “grantor trust”, of which the Company is the “grantor”, governed by section 671 et seq. (subpart E, part I, subchapter J, chapter 1, subtitle A) of the Code.

(b)           The assets of the Trust shall be used exclusively for the uses and purposes of the Plan and, in the event of the Company’s insolvency, the general creditors of the Company.  Notwithstanding anything herein or any agreement with a Participant to the contrary, the Company shall not provide for, and no provision of the Plan shall be construed to provide for, (i) the restriction of assets to the provision of benefits under the Plan in connection with a change in the Company’s financial health, or in connection with any restricted period with respect to the Pension Plan or other defined benefit plan sponsored by the Company, or (ii) the location or transfer of Trust assets outside the United States, in a manner that would result in the inclusion of amounts in the gross income of the Participants pursuant to Section 409A(b) of the Code.

(c)           Participants shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust.

(d)           In the event of a possible Change in Control, the Company shall contribute to the Trust before a Change in Control occurs the amount, if any, that a professional actuary retained by the Company determines is necessary to cause the present value of the Trust’s assets, including the present cash surrender value of any life insurance contracts owned by the Trust, to be no less than the present value of the future benefits payable under the Plan based on generally accepted actuarial principles and reasonable assumptions at that time.

(e)           If a professional actuary retained by the Company determines that the present value of the Trust’s assets, including the present cash surrender value of any life insurance contracts owned by the Trust, exceeds 120% of the present value of the future benefits payable under the Plan based on generally accepted actuarial principles and reasonable assumptions at that time, the Company may direct the trustee of the Trust to distribute all or part of such excess (the amount in excess of 120%) to the Company.

11.           Administration of the Plan

(a)           The Company shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

           (1)           To interpret and determine the meaning and validity of the provisions of the Plan and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or any amendment thereto;

           (2)           To determine the status and rights of Participants and their surviving spouses;

           (3)           To employ such counsel, actuaries, agents and advisers, and to obtain such legal, actuarial, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

           (4)           To delegate to any one or more of its employees, severally or jointly, the authority to perform for and on behalf of the Company one or more of the functions of the Company under the Plan; and

           (5)           To decide all issues and questions regarding the Participants’ and their surviving spouses’ benefits under the Plan, and the time, form, manner and amount of any payments to them.

(b)           Unless otherwise determined by the Compensation Committee, the Retirement Committee of the Company (the “Retirement Committee”) shall exercise the administrative powers and discretions of the Company provided under Section 11(a).  All actions, interpretations and decisions of the Retirement Committee shall be conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law.

(c)           All expenses incurred in the administration of the Plan by the Company, or otherwise, including legal fees and expenses, shall be paid and borne by the Company.

(d)           The Company shall, and hereby does, indemnify and hold harmless the employees of the Company from and against any and all losses, claims, damages or liabilities (including attorneys’ fees and amounts paid, with the approval of the Board of Directors of the Company, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve willful misconduct on the part of any such individual.

12.           Claims And Review Procedure.

    (a)           Applications for Benefits.  Any application for benefits under the Plan shall be submitted to the Retirement Committee, at the principal office of the Company.  Such application shall be in writing and shall be signed by the applicant (or his or her authorized representative).

    (b)           Denial of Applications.  In the event that any application for benefits is denied in whole or in part, the Retirement Committee shall provide the applicant with written or electronic notification of the adverse benefit determination.  Any electronic notification will comply with the standards imposed by the regulations of the U.S. Department of Labor.  The notification shall set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific references to the Plan provisions on which the denial was based, a description of any information or material necessary to perfect the application, an explanation of why such material is necessary, and an explanation of the Plan’s review procedure and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under section 502(a) of ERISA following a denial on review of the claim as described in Section 12(c) below.  Such notification shall be given to the applicant within 90 days after the Retirement Committee receives the application, unless special circumstances require an extension of time for processing the application.  In no event shall such an extension exceed a period of 90 days from the end of the initial 90-day period.  If such an extension is required, written notice thereof shall be furnished to the applicant before the end of the initial 90-day period.  Such notice shall indicate the special circumstances requiring an extension of time and the date by which the Retirement Committee expects to render a decision.

    (c)           Requests for Review.  Any person (or such person’s duly authorized representative) whose application for benefits is denied in whole or in part  may appeal the denial by submitting to the Retirement Committee a request for a review of such application within 60 days after receiving written notice of the denial.  The request for review shall be in writing and shall be addressed to the Retirement Committee’s principal office.  The request for review shall set forth all of the grounds on which it is based, all facts in support of the request, and any other matters which the applicant feels are pertinent.  The applicant (or his or her authorized representative) shall have the opportunity to submit (or the Retirement Committee may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim.  The applicant (or his or her authorized representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim.  The review shall take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

    (d)           Decisions on Review.  The Retirement Committee shall act upon each request for review within 60 days after receipt thereof, unless special circumstances require an extension of time for processing, but in no event shall the decision on review be rendered more than 120 days after the Retirement Committee receives the request for review.  If such an extension is required, written notice thereof shall be furnished to the applicant before the end of the initial 60-day period.  The notice of extension will describe the special circumstances necessitating the additional time and the date by which the Retirement Committee expects to render its decision on the review.  The Retirement Committee shall provide the applicant with written or electronic notification of its decision.  Any electronic notification will comply with the standards imposed by the regulations of the U.S. Department of Labor.  In the event that the Retirement Committee confirms the denial of the application for benefits in whole or in part, such notification shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for such denial, specific references to the Plan provisions on which the decision is based, a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim, and a statement of the applicant’s right to bring a civil action under section 502(a) of ERISA.  To the extent that the Retirement Committee overrules the denial of the application for benefits, such benefits shall be paid to the applicant.

    (e)           Rules and Procedures.  The Retirement Committee shall adopt such rules and procedures, consistent with ERISA and the Plan, as it deems necessary or appropriate in carrying out its responsibilities under this Section 12.  The Retirement Committee may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

    (f)           Exhaustion of Administrative Remedies.  No legal or equitable action for benefits under the Plan shall be brought unless and until the claimant (i) has submitted a written application for benefits in accordance with Section 12(a), (ii) has been notified that the application is denied, (iii) has filed a written request for a review of the application in accordance with Section 12(c) and (iv) has been notified that the Retirement Committee has affirmed the denial of the application.  Notwithstanding the foregoing, if the Retirement Committee does not respond to a Participant’s claim or appeal within the relevant time limits prescribed in this Section 12, the Participant may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.

13.           Amendment or Termination of the Plan

    (a)           The Company, with the approval of the Compensation Committee, reserves the right to amend or terminate the Plan, or any part thereof, in such manner as it may determine, at any time and for any reason.  Notwithstanding the preceding sentence, however, no amendment or termination of the Plan shall reduce any Participant’s benefits under the Plan as of the date the amendment is adopted or the Plan is terminated, as appropriate, including the timing of such benefit payments.

    (b)           If the Plan is terminated, the benefits under the Plan shall be distributed in accordance with the terms of the Plan prior to its termination.

    (c)      The distribution of benefits upon termination of the Plan shall comply with Section 409A of the Code.

14.           General Provisions.

(a)           Inalienability.  In no event may a Participant, his spouse or estate sell, transfer, anticipate, assign, hypothecate or otherwise dispose of any right or interest under the Plan or the Trust; and such rights and interests shall not at any time be subject to the claims of their creditors nor be liable to attachment, execution or other legal process.

(b)           No Enlargement of Employment Rights.  Neither the establishment or maintenance of the Plan shall be held or construed to confer upon any individual any right to be continued as an employee of the Company nor, upon dismissal, any right or interest in any specific assets of the Company.  The Company expressly reserves the right to discharge any employee at any time.

(c)           Applicable Law.  The provisions of the Plan shall be construed, administered and enforced in accordance with ERISA, and to the extent not preempted by ERISA, the laws of the State of California.

15.           Execution.  To record the adoption of the amendment and restatement of the Plan effective as of June 22, 2009 with the approval of the Compensation Committee, the Company has caused this document to be executed on its behalf by its duly authorized officer.

Amended and Restated as of:  June 22, 2009

CENTURY ALUMINUM COMPANY

                                                      By: /s/ William J. Leatherberry

                                                      Title: William J. Leatherberry,
Senior Vice President & General Counsel

APPENDIX A
TO THE CENTURY ALUMINUM COMPANY
AMENDED AND RESTATED
SUPPLEMENTAL RETIREMENT
INCOME BENEFIT PLAN

For purposes of the Plan, a “Change in Control” shall mean any of the following events:

(a)           An acquisition of any voting securities of the Company (the “Voting Securities”) by any “Person” as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of the combined voting power of the Company’s then outstanding Voting Securities or, in the case of Glencore International AG and its affiliates (collectively, “Glencore”), Beneficial Ownership of 50% or more of such Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired by any Person other than Glencore in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control.  A “Non-Control Acquisition” shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a “Subsidiary”), (2) the Company or any Subsidiary, or (3) any Person in connection with a Non-Control Transaction (as hereinafter defined);

(b)           The individuals who, as of the date hereof, are members of the Board of Directors of the Company (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board of Directors of the Company (the “Board”); provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this definition, be considered a member of the Incumbent Board; provided, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c)           Approval by stockholders of the Company of:

           (1)           A merger, consolidation or reorganization involving the Company, unless

                      (i)           the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 70% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                      (ii)           the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, and

                      (iii)           no Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of 15% or more of the then outstanding Voting Securities) has Beneficial Ownership of 15% or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities (a transaction described in clauses (i) through (iii) above shall herein be referred to as a “Non-Control Transaction”);

           (2)           A complete liquidation or dissolution of the Company; or

           (3)           An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur.

(d)           Solely for purposes of this Change in Control definition, “Company” shall mean Century Aluminum Company.